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                                                                 EXHIBIT T3A(2)



                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                    NATIONAL ENERGY & GAS TRANSMISSION, INC.

         The undersigned does hereby certify that:

         1. He is a duly elected and acting authorized officer of National Energy & Gas Transmission, Inc. (the "Corporation").

         2. Pursuant to Section 245 of the General Corporation Law of the State of Delaware (the "DGCL"), the Corporation has adopted this Amended and Restated Certificate of Incorporation, amending and restating in its entirety its Certificate of Incorporation (originally filed with the Secretary of State of the State of Delaware on December 18, 1998 under the name "PG&E Diversified Investments, Inc."), as amended by a Certificate of Amendment of Certificate of Incorporation filed on August 24, 1999, as further amended by a Certificate of Amendment of Certificate of Incorporation filed on March 1, 2001 and as further amended by a Certificate of Amendment of Certificate of Incorporation filed on October 3, 2003.

         3. Pursuant to Section 303 of the DGCL, the amendment and restatement of the Certificate of Incorporation of the Corporation was authorized by a Third Amended Plan of Reorganization of the Corporation under Chapter 11 of title 11 of the United States Code (the "Bankruptcy Code"), confirmed on ___ by order of the United States Bankruptcy Court for the District of Maryland, Greenbelt Division, as the same may have been amended and/or modified (the "Plan"), which court has jurisdiction of the proceedings of the Corporation under the Bankruptcy Code.

         4. The Certificate of Incorporation is hereby amended and restated as follows:

                                   ARTICLE I

         The name of the corporation (which is hereinafter referred to as the "Corporation") is:

                    National Energy & Gas Transmission, Inc.

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

                                  ARTICLE III

         The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the DGCL.


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                                   ARTICLE IV

         Section 1. Authorized Shares. The Corporation shall be authorized to issue 50,000,000 shares of capital stock, $0.001 par value per share, all of which shares shall constitute one class and shall be designated as Common Stock ("Common Stock").

         Section 2. Voting. The shares of Common Stock shall have full voting rights, each share to entitle the holder thereof to one vote.

         Section 3. No Impairment. Notwithstanding anything herein to the contrary, the Corporation shall not be authorized to issue non-voting equity securities of any class, series or other designation to the extent prohibited by
Section 1123(a)(6) the Bankruptcy Code; provided that the foregoing restriction shall (i) have no force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code, (ii) only have such force and effect for so long as such
Section 1123(a)(6) is in effect and applies to the Corporation and (iii) be deemed void or eliminated if required under applicable law.

                                   ARTICLE V

         Section 1. Number of Directors. The Board of Directors shall consist of seven (7) members. Any director may resign at any time upon written notice to the Corporation. Except as set forth in this Article V or Article IX, the nominations, qualifications, tenure, vacancies and removal of the directors shall be set forth in the By-laws of the Corporation.

         Section 2. Nomination and Independence of Directors. The members of the Board of Directors shall consist of the Chief Executive Officer (the "CEO") of the Corporation, an additional officer of the Corporation and five persons to be jointly designated by the Official Committees (as defined in the Plan). At least four of the directors must be "independent," within the meaning of the rules, regulations and policies of any stock exchange or interdealer quotation system on which the Common Stock is then listed or quoted, or if the Common Stock is not then listed or quoted, within the meaning of the rules, regulations and policies of the NASDAQ Stock Market, Inc. (or its successor organization), whether or not such rules, regulations and policies apply at any time to the Corporation.

         The names and mailing addresses of the persons who are to serve as initial directors are:

         Name:                            Address:
         -----------------------------------------------------------------------

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         Section 3. Replacement of Directors.

         (a) Subject to Section 3(b) hereof, any vacancy among the directors, occurring from any cause whatsoever, may be filled by a majority of the remaining directors, provided, however, that the stockholders removing any director may at the same meeting fill the vacancy caused by such removal, subject to the requirements of Section 2 with respect to independent directors, and provided further, that if the directors fail to fill any such vacancy, the stockholders may at any special meeting called for that purpose fill such vacancy. Subject to Section 3(b) hereof, in case of any increase in the number of directors, the additional directors may be elected by the directors in office before such increase.

         (b) A nominating committee comprised of the CEO and two independent directors then in office shall nominate for election by the stockholders entitled to vote with respect to election of such person, by affirmative vote of each member of such committee, the same or a different person satisfying the requirements for an independent director upon the expiration of an independent director's term. Upon the death, incapacity, resignation, retirement or removal or disqualification of an independent director, such committee shall nominate and elect, by affirmative vote of each member of such committee, a person satisfying the requirements for an independent director which nominee shall serve as a director until the next vote of the stockholders entitled to vote with respect to the election of such person. If an independent director serving on such committee dies or is incapacitated, resigns or is removed or ceases to be independent, another independent director chosen by the Board of Directors shall serve on the nominating committee for such purpose.

         Section 4. Amendment. Any of the provisions of this Article V may be amended, repealed or otherwise modified, from and after (or concurrently or substantially concurrently with) the occurrence of a Board Modification Event, by resolution of the Board of Directors and approval of such amendment, repeal or modification by the holders of not less than a majority of the issued and outstanding shares of Common Stock entitled to vote thereon. Notwithstanding the foregoing, the Board of Directors may, without the approval of stockholders of the Corporation, change the meaning of the term "independent" as provided in
Section 2 of this Article V. For purposes of this Article V, the following definitions shall apply:

         (a) "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise.

         (b) "Board Modification Event" means (i) the sale (by merger, consolidation or otherwise) of substantially all of the equity or the operating assets of the Corporation and its consolidated subsidiaries, except in a transaction with one or more Affiliates of the Corporation; (ii) the occurrence of a Change in Control (as such term is defined in the New Indentures, as that term is defined in the Plan, as such New Indentures are in effect as of the effective date of the Plan); (iii) the occurrence of the second anniversary of the effective date of the Plan; or (iv) the



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adoption of a resolution of the Board of Directors approving such amendment, repeal or modification by unanimous vote or unanimous consent of the directors then in office, provided that at least one director satisfying the requirements for an independent director and one director jointly designated by the Official Committees is then in office.

                                   ARTICLE VI

         In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered to make, alter and repeal the Bylaws by a majority vote at any regular or special meeting of the Board of Directors or by written consent, subject to the provisions of Section 4 of Article V and to the power of the stockholders of the Corporation to alter or repeal Bylaws made by the Board of Directors.

                                  ARTICLE VII

         The Corporation reserves the right at any time and from time to time to amend, alter or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law (subject to the provisions of Section 4 of Article V); and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

                                  ARTICLE VIII

         Section 1. Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

         Section 2. Indemnification and Insurance.

         (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was (on or after July 9, 2003) a director or officer of the Corporation or is or was (on or after July 9,
2003) serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to



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provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) actually and reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in subsection (b) of this Section 2, the Corporation shall indemnify any such person seeking indemnification (i) in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors and
(ii) only if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything otherwise to the contrary, no obligation of the Corporation hereunder or otherwise to indemnify any current or former (provided that any such position was held on or after July 9, 2003) director, officer, agent or employee in such person's capacity as such shall be discharged or impaired by confirmation or consummation of the Plan, and any such obligation shall continue in effect as an obligation of the Corporation as contemplated, and to the extent provided, by the Plan. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers. The indemnification and other rights in this Section shall not be eliminated or reduced by any amendment or repeal of this Section except with respect to matters occurring after such amendment or repeal or adoption of an inconsistent provision.

         (b) Right of Claimant to Bring Suit. If a claim under subsection (a) of this Section 2 is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel or stockholders of the Corporation) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the



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circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders of the Corporation) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

         (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

                                   ARTICLE IX

         Section 1. Removal of Directors. Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of shares constituting a majority of the voting power entitled to vote for the election of directors, at an annual meeting or a special meeting called for the purpose or by consent in writing in accordance with Article II, Section 6, of the Bylaws, and the vacancy thus created may be filled, at such meeting or by such consent, by the affirmative vote of holders of shares constituting a majority of the voting power of the Corporation.

         Section 2. Stockholder Consent. Except as otherwise provided by law or by this Amended and Restated Certificate of Incorporation, any action required to be taken at any meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which the shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of the holders to take the action were delivered to the Corporation.

         Section 3. Stockholder Meetings. Special meetings of stockholders for any purpose or purposes may be called by the Chairman of the Board of Directors or the President or by the Secretary at the request of any stockholder or stockholders holding Common Stock representing at least 15% of the share voting power of the Corporation or by resolution of the Board of Directors.



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         IN WITNESS WHEREOF, National Energy & Gas Transmission, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its _________ this __ day of May, 2004.

                                          By:    _______________________________
                                                 Name:
                                                 Title:



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